Exhibit 107
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
WELLTOWER INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $1.00 par value per share	457(c) and 457(r)(1)	23,471,419(2)(3)	$147.09(4)	$3,452,411,020.71	0.00015310	$528,564.13

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,452,411,020.71		$528,564.13

	Total Fees Previously Paid

	Total Fees Offsets							$316,359.99

	Net Fee Due							$212,204.14

(1)
This registration fee table shall be deemed to update the “Calculation of Filing Fee Tables” in the registration statement on Form
S-3ASR
(File No. 333-286204) of Welltower Inc. (the “Registrant”) filed on March 28, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents (a) up to 9,911,884 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), issuable in exchange for 3.125% Exchangeable Senior Notes due 2029 of Welltower OP LLC, assuming a maximum exchange rate of 9.5767 shares of Common Stock per $1,000 principal amount of notes, and (b) up to 13,559,535 shares of Common Stock issuable in exchange for 2.750% Exchangeable Senior Notes due 2028 of Welltower OP LLC, assuming a maximum exchange rate of 13.1010 shares of Common Stock per $1,000 principal amount of notes.

(3)
Pursuant to Rule 416 under the Securities Act, the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on March 21, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Welltower Inc.	424(b)(5)	333-264093	August 9, 2023		$316,359.99(1)	Equity	Common Stock, $1.00 par value per share	23,471,419	$3,452,411,020.71

Fee Offset Sources	Welltower Inc.	424(b)(5)	333-264093		August 9, 2023						$123,560.42

Fee Offset Sources	Welltower Inc.	424(b)(5)	333-264093		October 8, 2024						$192,799.57

(1)
An aggregate of 23,471,419 shares of Common Stock were previously registered under the prospectus supplements filed by the Registrant on August 9, 2023 and October 8, 2024, each pursuant to the registration statement on Form
S-3ASR
(File
No. 333-264093)
filed on April 1, 2022, none of which have been sold. Pursuant to Rule 457(p) under the Securities Act, the filing fee due hereunder is offset by the amount of filing fees of $316,360.01 associated with such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.